UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2010 (October 12, 2010)

LHC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	8082	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 West Pinhook Rd., Suite A

Lafayette, LA 70503

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (337) 233-1307

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in the discussion pursuant to Item 2.03 below is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 12, 2010 (the “Effective Date”), LHC Group, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”) by and among the Company, Capital One, National Association, as administrative agent (the “Agent”) and as a lender, sole book runner and sole lead arranger, and JPMorgan Chase Bank, N.A., as a lender and as syndication agent. The Second Amended and Restated Credit Agreement amends and restates that certain Amended and Restated Credit Agreement, dated as of June 12, 2008, as amended by the First Amendment thereto, dated as of June 15, 2009 (as so amended, the “Credit Agreement”), among the Company, the Agent, First Tennessee Bank, National Association and Branch Banking and Trust Company.

General

The Second Amended and Restated Credit Agreement adds JPMorgan Chase Bank, N.A. as a lender to replace First Tennessee, National Association and Branch Banking and Trust Company. The Second Amended and Restated Credit Agreement also renews the line of credit commitment in the maximum total aggregate principal amount of $75.0 million (with a letter of credit sub-limit equal to $5.0 million and a swing line sub-limit of $7.5 million), which is senior debt of the Company. As of the Effective Date, the Second Amended and Restated Credit Agreement has a term of three years with a termination date of October 12, 2013.

The proceeds of the revolving loans may be used only (i) to refinance all existing senior debt, (ii) to finance certain acquisitions and capital expenditures, (iii) for working capital, (iv) to issue letters of credit and (v) for other general corporate purposes.

Interest Rates

The interest rate for borrowings under the Second Amended and Restated Credit Agreement, at the election of the Company, shall be either at the Base Rate (as defined in the Second Amended and Restated Credit Agreement) as a function of the prime rate or the Eurodollar Rate (as defined in the Second Amended and Restated Credit Agreement). Borrowings accruing interest under the Second Amended and Restated Credit Agreement at either the Base Rate or the Eurodollar Rater are subject to the applicable margins set forth below:

LEVERAGE RATIO	EURODOLLAR MARGIN	BASE RATE MARGIN
<1.00:1.0	2.25%	1.00%
≥1:00:1.0<1.50:1.0	2.50%	1.25%
≥1.50:1:0≤2.00:1.0	2.75%	1.50%

The Second Amended and Restated Credit Agreement requires no principal amortization and interest-only payments are due, in the case of Base Rate Loans (as defined in the Second Amended and Restated Credit Agreement) on the last business day of each month such loan is outstanding, and in the case of Eurodollar Rate Loans (as defined in the Second Amended and Restated Credit Agreement) on the last Eurodollar business day of the applicable interest period for any such outstanding loan.

Prepayments

The Company may at any time and from time to time, without premium or penalty, prepay Base Rate Loans or Eurodollar Loans other than certain breakage costs with respect to the prepayment of Eurodollar Loans other than on the last day of the Eurodollar Interest Period (as defined in the Second Amended and Restated Credit Agreement).

Guarantors and Pledge of Equity Interests

The Second Amended and Restated Credit Agreement is guaranteed by certain of the Company’s wholly-owned subsidiaries along with guarantees of all regional holding companies pursuant to that certain Second Amended and Restated Commercial Guaranty by and among the Agent and such guarantors, dated as of October 12, 2010. In addition, the Company will pledge and assign its equity interests in certain of its subsidiaries as well as a number of its joint venture partnerships to the extent permitted by the organizational documents of such joint venture partnerships.

Representations and Covenants

The Second Amended and Restated Credit Agreement contains customary representations, as well as affirmative and negative covenants (including, among others, limitations on the incurrence of additional debt, limitations on the incurrence of liens, restrictions on investments and acquisitions and restrictions on the sale of assets). The Second Amended and Restated Credit Agreement also contains certain financial covenants, including, without limitation, the following:

•	At the end of each fiscal quarter of the Company commencing December 31, 2010, its fixed charge coverage ratio must be not less than 1.50 to 1.00.

•

At the end of each fiscal quarter of the Company commencing December 31, 2010, the Company’s Consolidated Net Worth (as defined in the Second Amended and Restated Credit Agreement) shall be not less than $200.0 million, which will increase by 50% of net income (if positive) for each subsequent quarter after the Effective Date, plus 85% of the net proceeds received by the Company from the issuance or sale of equity capital (subject to stated exceptions) in any subsequent quarter after the Effective Date; and

•

At the end of each fiscal quarter of the Company commencing December 31, 2010, the Leverage Ratio (as defined in the Second Amended and Restated Credit Agreement) of the Company shall not be more than 2.00 to 1.00.

Events of Default

The Second Amended and Restated Credit Agreement contains customary Events of Default (as defined in the Second Amended and Restated Credit Agreement), including, but not limited to, nonpayment of principal, interest or other fees or amounts, violations of covenants, nonpayment of other material debt, breaches of representations and warranties in any material respect and insolvency and bankruptcy. As is customary in such agreements, the lenders may terminate their commitments, accelerate the repayment of amounts outstanding and exercise other remedies upon the occurrence of an Event of Default, subject, in certain instances, to the expiration of an applicable cure period.

The foregoing description of the terms of the Second Amended and Restated Credit Agreement is not complete and is qualified in its entirety by the full text of the Second Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits.

10.1	Second Amended and Restated Credit Agreement, dated as of October 12, 2010, by and among LHC Group, Inc., Capital One, National Association, as a lender, administrative agent, sole book runner and sole lead arranger, and JPMorgan Chase Bank, N.A., as a lender and syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC GROUP, INC.

By:	/s/ PETER J. ROMAN
Peter J. Roman
Executive Vice President and Chief Financial Officer

Date: October 13, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement, dated as of October 12, 2010, by and among LHC Group, Inc., Capital One, National Association, as a lender, administrative agent, sole book runner and sole lead arranger, and JPMorgan Chase Bank, N.A., as a lender and syndication agent.